EXHIBIT 5.1


                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                  1065 AVENUE OF THE AMERICAS NEW YORK NY 10018
             TEL 212 930 9700 FAX 212 930 9725 WEB WWW. SRFFLLP.COM



                                                                  April 23, 2004


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CC 20549

         Re:      BIB Holdings, Ltd.

Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by BIB Holdings, Ltd., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under Legal Matters in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



                                   Very truly yours,

                                   /s/ Sichenzia Ross Friedman Ference  LLP
                                   ----------------------------------------
                                   Sichenzia Ross Friedman Ference LLP